Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the Incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92326, 333-117148 and 333-118728) of Motient
Corporation and Subsidiaries of our report dated July 2, 2004, relating to the consolidated financial statements and financial statement schedule, which report is included in this amended annual report on Form 10-K/A of Motient Corporation and Subsidiaries for the year ended December 31, 2003.


/s/ FREIDMAN LLP
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East Hanover, New Jersey
May 23, 2005